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                                                                   EXHIBIT 10.15

                                 AMENDMENT NO. 9

                         TO MASTER REPURCHASE AGREEMENT

                  Amendment No. 9, dated as of March 1, 2002 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and OAK STREET MORTGAGE LLC, formerly known as Cresleigh Financial Services LLC (the "Seller").

                                    RECITALS

                  The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 1, 2002, as amended by Amendment No. 1, dated as of May 30, 2002, Amendment No. 2, dated as of September 29, 2002, Amendment No. 3, dated as of October 30, 2002, Amendment No. 4, dated as of December 16, 2002, Amendment No. 5, dated as of February 27, 2003, Amendment No. 6, dated as of May 1, 2003, Amendment No. 7, dated as of May 15, 2003 and Amendment No. 8, dated as of September 12, 2003 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

                  The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

                  Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

                  SECTION 1. 2002 Waiver Period; Covenants. For purposes of this Amendment, this Section 1 will be effective only from and including March 1, 2002 through and including December 31, 2002 (the "2002 Waiver Period").

                  (a) Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the 2002 Waiver Period:

                  "(a)     Adjusted Tangible Net Worth. Seller shall maintain an
Adjusted Tangible Net Worth of at least $4 million."

                  (b) Section 14(b) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following, which amendment shall be effective solely during the 2002 Waiver Period:

                  "(b)     Indebtedness to Adjusted Tangible Net Worth Ratio.
Seller's ratio (i) of the sum (without duplication) of the Seller's Indebtedness and the aggregate outstanding Purchase Price of the Purchased Mortgage Loans under this Agreement to (ii) Adjusted Tangible Net Worth shall not exceed 45:1."




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                  SECTION 2. 2003 Waiver Period; Covenants. For purposes of this
Amendment, this Section 2 will be effective only from and including January 1, 2003 through and including September 30, 2003 (the "2003 Waiver Period").

                  (a) Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the 2003 Waiver Period:

                  "(a)     Adjusted Tangible Net Worth. Seller shall maintain an
Adjusted Tangible Net Worth of at least $8 million."

                  SECTION 3. Conditions Precedent. This Amendment shall be deemed effective as of March 1, 2002 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

                  3.1 Delivered Documents. The Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

                  (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and the Seller;

                  (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

                  SECTION 4. Superseding Amendment. Section 2 of this Amendment shall supersede Section 1.2 of Amendment No. 8 to the Master Repurchase Agreement, dated as of September 12, 2003, between the Buyer and the Seller, in its entirety.

                  SECTION 5. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in
Section 13 of the Repurchase Agreement.

                  SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement, including without limitation any future breaches of, or Defaults under, the Repurchase Agreement (whether the same or of a similar nature as the Events of Default identified herein or otherwise) except as expressly set forth herein. The amendments set forth in this Amendment shall expire upon the expiration of the 2002 Waiver Period or the 2003 Waiver Period, as applicable, at which time the terms of the Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement.

                  SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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                  SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

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                  IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer: CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

                                By: /s/ Jeffrey Detwiler
                                    --------------------------------------------
                                    Name: Jeffrey Detwiler
                                    Title: Managing Director

Seller:                         OAK STREET MORTGAGE LLC
                                as Seller

                                By: /s/ Craig L. Royal
                                    --------------------------------------------
                                    Name: Craig L. Royal
                                    Title: Chief Financial Officer